Exhibit 10.1

WAIVER

TO

ADMINISTRATIVE SERVICES AGREEMENT

This Waiver (this “Waiver”), dated as of December 31, 2025 (the “Effective Date”), to the Administrative Services Agreement, dated January 12, 2023 (the “Agreement”), is made by and among Israel Acquisitions Corp, a Cayman Islands exempted Company (the “Company”) and Israel Acquisitions Sponsor LLC, a Delaware limited liability company (the “Sponsor” and collectively with the Company, the “Parties”). Unless otherwise defined herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Sponsor entered into the Agreement;

WHEREAS, pursuant to the Agreement, the Company shall pay the Sponsor a sum of $10,000 per month first payable on the Listing Date and thereafter payable in arrears within fifteen (15) calendar days after the end of each of the Company’s fiscal quarters until the consummation by the Company of an initial business combination or the Company’s liquidation;

WHEREAS, the Company and Sponsor wish to waive certain terms of the Agreement appliable to the Company and Sponsor as set forth in this Waiver.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1.       Waiver.

a.	Prospective Waiver. As of the Effective Date, the Parties hereby agree that the Company shall no longer be required to pay the Sponsor $10,000 a month nor any ancillary administrative fees under the Agreement.

b.	Waiver of Accrued Fees. As of the Effective Date, the Sponsor hereby irrevocably waives, releases and discharges the Company from any and all obligations to pay any accrued and unpaid administrative fees and any ancillary administrative fees owed under the Agreement through and including the Effective Date, including, without limitation, the accrued fees of $240,000, and any interest, penalties or other amounts in respect thereof.

2.       Limited Effect.

a.	Except as expressly provided in this Waiver, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the modifications contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either the Company or the Sponsor that would require the waiver or consent of another.

b.	On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments will mean and be a reference to the Agreement as modified by this Waiver.

3.       Miscellaneous.

a.	This Waiver shall be binding upon each of the Company and the Sponsor and their respective permitted successors and permitted assigns.

b.	This Waiver constitutes the entire agreement among the Company and the Sponsor with respect to the subject matter hereof and supersedes all prior agreements and undertaking, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

c.	This Waiver may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have hereunto caused this Waiver to be duly executed as of the date first set forth above.

ISRAEL ACQUISITIONS CORP.

By:	/s/ Ziv Elul
Name: Ziv Elul
Title: Chief Executive Officer

ISRAEL ACQUISITIONS SPONSOR LLC

By:	/s/ Alex Greystoke
Name: Alex Greystoke
Title: Manager

[Signature Page to Waiver to Administrative Services Agreement]